Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Barinthus Biotherapeutics plc (the “Company”) on Form 10-Q for the period ending September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 6, 2024	/s/ William Enright
Name: William Enright
Title: Chief Executive Officer
Date: November 6, 2024	/s/ Gemma Brown
Name: Gemma Brown
Title: Chief Financial Officer